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                                                                   EXHIBIT 10.15

                           STOCK RESTRICTION AGREEMENT

     This STOCK RESTRICTION AGREEMENT (this "AGREEMENT"), dated as of ____________, is made by and between TolerRx, Inc., a Delaware corporation (the "CORPORATION") and _____________________ (the "STOCKHOLDER").

     WHEREAS, it is deemed to be in the best interests of the Corporation and the Stockholder that provision be made for the continuity and stability of the business and policies of the Corporation and, to that end, the Corporation and the Stockholder hereby set forth their agreement with respect to the shares of Stock (as hereinafter defined) owned by the Stockholder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          "ACT" shall mean the Securities Act of 1933, as amended.

          "CAUSE" shall mean, with respect to the Stockholder, the Stockholder's
(i) material misconduct with respect to the business and affairs of the Corporation, (ii) material neglect of duties or material failure to act which can reasonably be expected to adversely effect the business and affairs of the Corporation, (iii) material breach of any of the terms hereof or of any agreement between the Corporation and the Stockholder, including, but not limited to terms relating to non-disclosure, non-competition and invention assignment or (iv) an act by the Stockholder involving moral turpitude or constituting fraud, a felony or other criminal act (other than a misdemeanor traffic violation) or, with respect to the abuse of a controlled substance which materially impairs the performance of the Stockholder's duties with respect to the Corporation.

          "COMMON STOCK" shall mean the common stock, $0.001 par value per share, of the Corporation.

          "COST PER SHARE" shall mean $        per share, subject to adjustment
to reflect any stock split, stock dividend, reverse stock split, stock combination, reclassification, recapitalization, or other similar change involving or affecting such the Corporation's Common Stock.

          "DESIGNATED PUBLIC OFFERING" shall mean a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Act, pursuant to which (i) Common Stock is offered to the public at a price of at least $2.00 (as set forth in the Certificate of Incorporation of the Corporation, as amended, subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences, and (ii) the net proceeds to the Corporation are at least $30,000,000.

          "NON-VESTED STOCK" shall mean all issued and outstanding Stock held by the Stockholder which does not constitute Vested Stock.

          "SELL" "SALE" OR "SOLD", as to any Stock, shall mean to sell, or in any other way, directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily; PROVIDED, HOWEVER, that the terms "Sell" "Sale" or "Sold" shall not include the transfer, by gift or otherwise, of any Stock by the Stockholder to any or all members of a class of persons consisting

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of the Stockholder, his or her spouse or equivalent domestic partner and/or descendants, or to a trust of which all of the beneficiaries are members of such class (each, a "RELATED TRANSFEREE"); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

               (i) such Related Transferee shall be deemed to be a Stockholder hereunder and shall hold the Stock subject to the provisions of this Agreement; and

               (ii) such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation, to become a party to, and be bound by the terms of, this Agreement, including, without limitation, the Corporation's right to repurchase the Stock in the event of Termination of Employment of the Stockholder set forth in Section 4 hereof, except that the consideration to be paid with respect to such Stock on any such repurchase shall be paid directly to such Related Transferee.

          "STOCK" shall mean (i)       shares of Common Stock of the Corporation
issued to the Stockholder as of the date hereof (ii) any additional shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised; provided, however, that "Stock" shall not include, for purposes of this Agreement, shares of Common Stock purchased by the Stockholder through open market transactions using a registered broker-dealer after the Corporation's initial underwritten public offering.

          "TERMINATION OF EMPLOYMENT" shall mean the termination for any reason whatsoever of the employer-employee, corporation-director, corporation-contractor or corporation-consultant relationship between the Corporation and the Stockholder, including, but not limited to, termination by resignation, discharge (with or without Cause), lapse of agreement, retirement, death or disability.

          "VESTED STOCK" shall mean, with respect to any shares of Stock held by the Stockholder, such number of shares of Stock which shall have become "vested" as of the relevant date of determination pursuant to the following schedule:

     Prior to the first anniversary of the Vesting Start Date           %
     On the first anniversary of the Vesting Start Date                 %
     On the second anniversary of the Vesting Start Date                %
     On the third anniversary of the Vesting Start Date                 %
     On the fourth anniversary of the Vesting Start Date                %

          "VESTING START DATE" ____________ ____, ______

     SECTION 2. LIMITATIONS ON SALES OF STOCK BY THE STOCKHOLDER. The Stockholder hereby agrees that she, he or it shall not at any time during the term of this Agreement Sell any Stock, except for Sales of Vested Stock in accordance with Section 3 hereof and except in connection with any repurchase by the Corporation in accordance with Section 4 hereof.

     SECTION 3. PROCEDURES ON SALE OF VESTED STOCK TO THIRD PARTIES BY STOCKHOLDER. Except as otherwise expressly provided herein, the Stockholder hereby agrees that she, he or it shall not Sell any Vested Stock, except in accordance with the following procedures:

          (a) The Stockholder shall first deliver to the Corporation a written notice (the "SECTION 3 OFFER NOTICE"), which Section 3 Offer Notice shall (i) specifically identify the party or parties to whom or which the Stockholder proposes to Sell Vested Stock (such party or parties hereinafter

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referred to as the "IDENTIFIED Parties"), pursuant to a BONA FIDE written offer from such Identified Parties ("THIRD PARTY OFFER"), (ii) include a copy of the Third Party Offer, and (iii) be irrevocable for a period of 60 days after delivery thereof, offering to the Corporation, all of the Vested Stock proposed to be Sold by the Stockholder to such Identified Parties at the purchase price and on the terms and conditions of payment specified in the Third Party Offer. The Corporation and/or its designee shall have the right and option, at their sole discretion, for a period of 60 days after receipt of the Section 3 Offer Notice, to accept any or all of the Vested Stock offered at the purchase price and upon the terms and conditions of payment stated in the Section 3 Offer Notice. Such acceptance will be made by delivery of a written notice to the Stockholder within said 60-day period.

          (b) Sales of Vested Stock under the terms of Section 3(a) above shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such Vested Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

          (c)  If effective acceptance shall not be received pursuant to
Section 3(a) above with respect to all Vested Stock offered for Sale pursuant to the Section 3 Offer Notice, then the Stockholder may Sell to the Identified Parties all, but not less than all, of the Vested Stock so offered for Sale and not so accepted by the Corporation and/or its designee at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 3 Offer Notice at any time within 90 days after the expiration of the 60-day period required by Section 3(a) above. In the event that the Vested Stock is not Sold by the Stockholder during such 90-day period, the right of the Stockholder to Sell such Vested Stock shall expire and the obligations of this Section 3 shall be reinstated; PROVIDED, HOWEVER, that in the event that the Stockholder determines, at any time during such 90-day period, that the Sale of all or any part of the remaining Vested Stock on the terms set forth in the Section 3 Offer Notice is impractical, the Stockholder can terminate the offer and reinstate the procedure provided in this Section 3 without waiting for the expiration of such 90-day period.

          (d) Anything contained herein to the contrary notwithstanding, any purchaser of Vested Stock pursuant to this Section 3 who is not a signatory to an agreement with the Corporation that is substantially similar to this Agreement shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

          (e) Anything contained herein to the contrary notwithstanding, Vested Stock held by the Stockholder shall no longer be subject to this Section 3 upon and after a Designated Public Offering.

     SECTION 4. RIGHTS TO REPURCHASE STOCK. The Stockholder hereby grants to the Corporation certain repurchase rights with respect to the Stock as set forth in this Section 4 and hereby agrees that she, he or it shall not Sell any Stock that remains subject to such repurchase rights of the Corporation.

          (a) In the event of Termination of Employment of the Stockholder, the Corporation and/or its designee shall have the right and option, for a period of 60 days, to purchase from the Stockholder, and the Stockholder shall Sell or cause to be Sold to the Corporation and/or its designee, as the case may be, upon the exercise of such right, such number of shares of Non-Vested Stock and Vested Stock (but only in the event of Termination of Employment for Cause) owned by the Stockholder on the date of such Termination of Employment as is specified by the Corporation and/or its designee, as the case may be, at a per share price equal to the Cost Per Share. In the event of Termination of Employment other than for Cause of the Stockholder, the Stockholder shall have full right and title to all then Vested Stock and such Vested Stock shall not be subject to the repurchase rights set forth in this Section 4(a). However, in such event, the Stockholder shall execute an irrevocable voting proxy, in form satisfactory to

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the Corporation, for the benefit of the Chief Executive Officer of the
Corporation for all of such Vested Stock. The repurchase rights provided in this
Section 4(a) shall be exercised by the Corporation or its designee, as the case may be, by delivery to the Stockholder during the applicable aforesaid 60-day period of a written notice of election to purchase such Stock.

          (b) The number of shares of Stock subject to repurchase, at the time of any stock dividend or other distribution made on or in respect of the shares or any subdivision, combination, redemption or reclassification of the outstanding capital stock of the Corporation or received in exchange for the shares or any part thereof, shall be adjusted to give effect to such stock dividend, other distribution, subdivision, combination, redemption or reclassification.

          (c) Sales of Stock effected under the terms of Section 4(a) hereof shall be made at the offices of the Corporation on a mutually acceptable business day within 15 days after the expiration of the period referred to in
Section 4(a). Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

          (d) Anything contained herein to the contrary notwithstanding, Vested Stock held by the Stockholder shall no longer be subject to this Section 4 upon and after a Designated Public Offering.

          (e) In the event of a sale of the Corporation (whether by merger, sale of all or substantially all of the assets or sale or other disposition of greater than 50% of the voting capital stock (in a single transaction or series of related transactions, occurring over a limited period of time, including a recapitalization), and if the Stockholder experiences a Termination of Employment other than for Cause within six months after the close of such sale, then 100% of the Stock held by the Stockholder shall become Vested Stock.

     SECTION 5. ACKNOWLEDGEMENTS AND COVENANTS; LEGENDS ON STOCK CERTIFICATES.

          (a) In addition to complying with all other provisions hereof, the Stockholder further acknowledges and agrees that:

               (i) The Stock has not been registered under the Act, or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and the Stock (or any part thereof) may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement for the Stock under the Act or unless an exemption from such registration is available.

               (ii) The Stockholder will not attempt to sell, transfer or otherwise dispose of all or any portion of the Stock in the absence of an effective registration statement or an opinion of reputable securities counsel satisfactory in form and substance to the Corporation and its counsel that such proposed sale, transfer or other disposition would not be in violation of the Act and applicable state securities laws.

               (iii) Appropriate restrictive endorsement(s) will be placed upon the certificates evidencing the Stock to reflect the foregoing and that the Corporation will give appropriate stop transfer instructions to the person(s) in charge of the transfer of its securities.

          (b) Certificates representing the Stock issued to the Stockholder will bear legends in substantially the following forms:

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     The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for the securities under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel satisfactory to TolerRx, Inc. that such pledge, hypothecation, sale or transfer is exempt therefrom under any such Act and applicable state securities laws.

     The transfer of this certificate and the shares represented by this certificate are subject to the terms and conditions specified in the TolerRx, Inc. 2000 Equity Incentive Plan, as amended, and the Stock Restriction Agreement, dated as of __________ between TolerRx, Inc. and the holder of record of this certificate, and no transfer of this certificate or the shares represented by this certificate shall be valid or effective until such terms and conditions have been fulfilled. Copies of such Plan and Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of TolerRx, Inc.

     SECTION 6. UNDERWRITER'S LOCK-UP. Notwithstanding anything contained herein to the contrary, the Stockholder agrees not to Sell any Stock for such period of time after the consummation of an underwritten public offering of capital stock of the Corporation, not to exceed 180 days after the closing of such underwritten public offering, as may be requested by the managing underwriter of such underwritten public offering and as may be agreed to by the Corporation in order to effectuate such offering.

     SECTION 7. ADDITIONAL SHARES OF STOCK; ETC. In the event additional shares of Stock are issued by the Corporation to the Stockholder at any time during the term of this Agreement, either directly or upon the exercise, conversion or exchange of securities of the Corporation exercisable for or convertible or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

     SECTION 8. DURATION OF AGREEMENT. Except as otherwise stated herein, the rights and obligations of the Stockholder under this Agreement shall terminate upon the earlier to occur of (a) the Sale of all Stock owned by the Stockholder in accordance with the terms hereof and (b) on the fifteenth (15th) anniversary of the date of this Agreement, PROVIDED, in each case, that the obligations of the Stockholder set forth in Sections 5 - 7 of this Agreement shall survive.

     SECTION 9. SEVERABILITY; GOVERNING LAW. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

     SECTION 10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs.

     SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy of sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

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          (a)    if to the Corporation, to:

                 TolerRx, Inc.
                 300 Technology Square
                 Cambridge, Massachusetts 02139
                 Attention:  Douglas J. Ringler
                 Telecopier:  (617) 354-8300

                 with a copy to:

                 Bingham McCutchen LLP
                 150 Federal Street
                 Boston, Massachusetts 02110
                 Attention:  Julio E. Vega, Esquire
                 Telecopier:  (617) 951-8000

          (b) if to the Stockholder, to the address set forth below the Stockholder's name on the signature page hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

     SECTION 12. MODIFICATION. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, waiver, change, discharge or termination is sought.

     SECTION 13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 14. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 15. ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous written or oral agreements and understandings with respect thereto.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction
Agreement as of the date first above written.


                                        CORPORATION:

                                        TOLERRX, INC.


                                        By:
                                            --------------------------


                                        STOCKHOLDER:


                                        ------------------------------
                                        Name:

                                        Address:
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                                        Facsimile:
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